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Exhibit 11

PIA MERCHANDISING SERVICES, INC.
COMPUTATION OF EARNINGS PER SHARE
- - --------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        1996           1995
                                                        ----           ----
PRIMARY
Net income                                             $ 897          $ 703
                                                       -----          -----
                                                       -----          -----

Common and common equivalent shares outstanding:
  Weighted average shares of common stock              4,324          3,084
  Options                                                497            175
  Warrants                                               111          1,050
                                                       -----          -----

Common and common equivalent shares used in
  computing per share amounts                          4,932          4,309
                                                       -----          -----
                                                       -----          -----

Net income per common and common equivalent
  share                                                $ .18          $ .16
                                                       -----          -----
                                                       -----          -----

FULLY DILUTED
Net income                                             $ 897          $ 703
                                                       -----          -----
                                                       -----          -----

Common and common equivalent shares outstanding:
  Weighted average shares of common stock              4,324          3,084
  Options                                                504            175
  Warrants                                               112          1,050
                                                       -----          -----

Common and common equivalent shares used in
  computing per share amounts                          4,940          4,309
                                                       -----          -----
                                                       -----          -----

Net income per common and common equivalent
  share                                                $ .18          $ .16
                                                       -----          -----
                                                       -----          -----
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